UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2019

PRESSURE BIOSCIENCES, INC.

(Exact name of Registrant as specified in its charter)

Massachusetts	001-38185	04-2652826
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Norfolk Avenue

South Easton, MA 02375

(Address of principal executive offices, including zip code)

(508) 230-1828

(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

On December 20, 2019, Pressure BioSciences, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “SPA”) with an accredited investor (the “Investor”), pursuant to which the Investor purchased from the Company, for a purchase price of $250,000 (the “Purchase Price”): (i) a 10% Senior Secured Convertible Promissory Note in the principal amount of $275,000 (the “Note”); and (ii) a common stock purchase warrant permitting the Investor to purchase up to 55,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at an exercise price of $3.50 per share (the “Warrant”, and together with the Note, the “Securities”).

The Note accrues interest at a rate of ten percent (10%) per annum and matures on the earlier of (i) December 20, 2020; or (ii) upon the closing of a Qualified Offering, as defined in the Note (the “Maturity Date”). The Note contains customary events of default (each an “Event of Default”). If an Event of Default occurs, all outstanding obligations owing under the Notes will become immediately due and payable at the Investor’s election. Any outstanding obligations owing under the Note which is not paid when due shall bear interest at the rate of eighteen percent (18%) per annum. The Note is convertible into shares of the Company’s Common Stock, subject to the adjustments described therein. The conversion price (the “Conversion Price”) shall equal to $2.50.

In connection with the issuance of the Note, the Company entered into a General Security Agreement (the “GSA”) with the Investor whereby the Company granted to the Investor a continuing security interest in, lien upon and a right of setoff against, all of the Company’s right, title and interest in all of the Company’s assets.

In connection with the SPA, the Company entered into a Registration Rights Agreement (the “RRA”) pursuant to which it shall (i) use its best efforts to file initial registration statement on Form S-1 (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) to register the Securities, within thirty (30) calendar days after the final closing date of the Company’s offering of Series AA Convertible Preferred Stock (the “Filing Deadline); and (ii) have the Registration Statement declared effective by the Commission within one hundred fifty (150) days of the Filing Deadline.

In connection with the SPA, the Company payed a 10% cash fee (a total of $25,000), to Garden State Securities, Inc. (the “Placement Agent”) for acting as placement agent for the sale of the Securities. The Company will also issue a warrant to the Placement Agent for it to purchase shares of Common Stock equal to ten percent (10%) of the Securities.

Item 1.01 of this Current Report on Form 8-K contains only a brief description of the material terms of the SPA, the Note, the Warrant, the GSA, and the RRA, and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the full text of the SPA, the Note, the Warrant, the GSA, and the RRA, the forms of which are attached as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The shares of Common Stock to be issued upon conversion of the Note and the exercise of the Warrant were not registered under the Securities Act, but qualified for exemption under Section 4(a)(2) of the Securities Act. The securities were exempt from registration under Section 4(a)(2) of the Securities Act because the issuance of such securities by the Company did not involve a “public offering,” as defined in Section 4(a)(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction and manner of the offering. The Company did not undertake an offering in which it sold securities to a high number of investors. In addition, the Investor had the necessary investment intent as required by Section 4(a)(2) of the Securities Act since the Investor agreed to, and received, the securities bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(a)(2) of the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Securities Purchase Agreement, dated December 20, 2019
10.2	10% Senior Secured Convertible Promissory Note, dated December 20, 2019
10.3	Common Stock Purchase Warrant, dated December 20, 2019
10.4	General Security Agreement, dated December 20, 2019
10.5	Registration Rights Agreement, dated December 20, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESSURE BIOSCIENCES, INC.

Date: December 27, 2019	By:	/s/ Richard T. Schumacher
Richard T. Schumacher
President and Chief Executive Officer